UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND XV, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-26216	59-3198888
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund XV, Ltd. (“the Partnership”) identified for sale and sold its properties in Piney Flats and Cookeville, Tennessee. During this time the Partnership also identified for sale its Property in Pawleys Island, South Carolina. In addition, during the nine months ended September 30, 2004, the property owned by CNL VII, XV Columbus Joint Venture, in which the Partnership’s interest is accounted for under the equity method, was identified for sale and sold.

This Form 8-K is being filed to reflect the impact of the 2004 sale or planned sale of the properties listed above as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”).

In compliance with FAS 144, the Partnership has reported revenues, expenses and the aggregate gain from the sale of the properties listed above as income from discontinued operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent sale and to the identification for the sale of properties, is required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, and 15(a)(1) of the Partnership’s 10-K for the year ended December 31, 2003 to reflect the properties identified for sale during 2004 as discontinued operations, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number
Selected Financial Data	3

Management’s Discussion and Analysis of Financial Condition and Results of Operation	4-11

Financial Statements	11-30

Signature	32

Item 6.	Selected Financial Data

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (4):
Revenues	$2,647,492	$2,600,723	$2,563,458	$2,757,142	$3,073,406
Equity in earnings of unconsolidated joint ventures	452,452	442,344	435,249	296,929	259,508
Income from continuing operations (1)	2,431,811	2,366,415	2,420,322	2,481,475	2,194,699
Discontinued Operations (4):
Revenues	462,489	558,009	573,628	652,027	665,812
Income from and gain on disposal of discontinued operations (2)	423,216	667,730	219,879	142,940	575,276
Net income	2,855,027	3,034,145	2,640,201	2,624,415	2,769,975
Income per Unit:
Continuing operations	$0.61	$0.59	$0.61	$0.62	$0.55
Discontinued operations	0.10	0.17	0.05	0.04	0.14

	$0.71	$0.76	$0.66	$0.66	$0.69

Cash distributions declared (3)	$3,200,000	$3,300,000	$3,200,000	$3,200,000	$3,200,000
Cash distributions declared per Unit (3)	0.80	0.83	0.80	0.80	0.80
At December 31:
Total assets	$34,310,971	$34,727,532	$34,832,208	$34,465,658	$36,073,980
Total partners’ capital	33,289,663	33,634,636	33,900,491	34,460,290	35,035,875

(1)	Income from continuing operations for the years ended December 31, 2001 and 2000, includes $418,754 and $38,003, respectively, from gain on sale of assets and for the year ended December 31, 1999, includes $165,503 from loss on sale of assets. Income for the years ended December 31, 2001 and 1999 includes $288,684 and $258,995, respectively, from provision for write-down of assets.

(2)	Income from and gain on disposal of discontinued operations for the year ended December 31, 2002 includes $304,600 from aggregate gains on disposal of discontinued operations. Income from and gain on disposal of discontinued operations for the years ended December 31, 2002, 2001 and 2000 includes $138,222, $223,839 and $446,975, respectively, from provisions for write-down of assets.

(3)	Distributions for the year ended December 31, 2002 includes a special distribution to the Limited Partners of $100,000 which represented cumulative excess operating reserves.

(4)	Certain items in the prior years’ financial data have been reclassified to conform to 2003 presentation. These reclassifications had no effect on net income. The results of operations relating to Properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented. The results of operations relating to Properties that were identified for sale as of December 31, 2001, but sold subsequently are reported as continuing operations.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on September 2, 1993, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), to be leased primarily to operators of national and regional fast-food and family-style restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessees responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases of the Properties provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $25,200 to $259,900. Generally, the leases provide for percentage rent based on sales in excess of a specified amount. In addition, a majority of the leases provide that, commencing in specified lease years (ranging from the third to the sixth lease year), the annual base rent required under the terms of the lease will increase.

As of December 31, 2001, the Partnership owned 38 Properties directly and ten Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2002, the Partnership owned 36 Properties directly and ten Properties indirectly through joint venture and tenancy in common arrangements. As of December 31, 2003, the Partnership owned 35 Properties directly and 12 Properties indirectly through joint venture or tenancy in common arrangements.

Capital Resources

Cash from operating activities was $3,238,075, $3,355,765 and $3,097,228, for the years ended December 31, 2003, 2002 and 2001, respectively. The decrease in cash from operating activities during the year ended December 31, 2003, as compared to 2002, and the increase during the year ended December 31, 2002, as compared to the previous year, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002 and 2001.

In April 2001, the Partnership sold its Property in Greer, South Carolina and received net sales proceeds of $700,000 (consisting of $233,000 in cash and $467,000 in the form of a promissory note), resulting in a loss of $288,684, which the Partnership had recorded as a provision for write-down of assets at March 31, 2001. The promissory note, collateralized by a mortgage on the Property, bore interest at a rate of 10% per annum. The Partnership collected the outstanding principal and interest during 2001. In addition, in April 2001, the Partnership sold its Property in Woodland Hills, California to a third party and received net sales proceeds of approximately $1,253,700, resulting in a gain of approximately $246,700. In April 2001, the Partnership reinvested the net sales proceeds from the sale of these Properties in a Property in Blue Springs, Missouri, as tenants-in-common with CNL Income Fund XIII, Ltd., (“CNL XIII”) a Florida limited partnership and an affiliate of the General Partners. The Partnership and CNL XIII, as tenants-in-common, acquired this Property from CNL BB Corp., an affiliate of the General Partners. The affiliate had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Partnership and CNL XIII, as tenants-in-common. The purchase price paid by the Partnership and CNL XIII, as tenants-in-common, represented the costs incurred by the affiliate to acquire and carry the Property. The Partnership contributed approximately $1,269,700 for a 59% interest in the profits and losses of the Property. The transaction relating to the sale of the Property in Woodland Hills, California and the reinvestment of the net sales proceeds was structured to qualify as a like-kind exchange transaction for federal income tax purposes.

In May 2001, Wood-Ridge Real Estate Joint Venture, in which the Partnership owns a 50% interest, sold its Property in Paris, Texas to the tenant for $800,000, in accordance with the purchase option under the lease agreement. The sale resulted in a loss to the joint venture of approximately $84,500. In connection with the sale, the joint venture received $200,000 in lease termination income in consideration for the joint venture releasing the tenant from its obligations under the lease. During 2001, the Partnership and the other joint venture partner each received approximately $400,000 representing a return of capital from the net sales proceeds.

In August 2001, the Partnership used a portion of the amounts received as a return of capital, as described above, to enter into a joint venture arrangement, CNL VII, XV Columbus Joint Venture, with CNL Income Fund VII, Ltd., a Florida limited partnership and affiliate of the General Partners, to construct one restaurant Property in Columbus, Georgia. During 2001, the Partnership contributed approximately $466,100 to purchase land and pay for its share of construction costs relating to the joint venture and contributed approximately $34,900 during 2002 to complete the construction. The Partnership has a 31.25% interest in the profits and losses of the joint venture.

In October 2001, the Partnership sold its Property in Altadena, California to a third party and received net sales proceeds of approximately $937,300, resulting in a gain of approximately $172,100. In December 2001, the Partnership reinvested the net sales proceeds received from this sale and a portion of the proceeds from the sale of the Property in Greer, South Carolina in a Property in Houston, Texas. The Partnership acquired this Property from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. The transaction, or a portion thereof, relating to the sale of the Property and the reinvestment of the proceeds, qualified as a like-kind exchange transaction for federal income tax purposes.

During 2002, the Partnership sold its Properties in Redlands, California, Medina, Ohio and Stratford, New Jersey to separate third parties and received aggregate net sales proceeds of $2,046,900 resulting in an aggregate gain on disposal of discontinued operations of $304,600. The Property in Stratford, New Jersey consisted of land only. The Partnership had recorded a provision for write-down of assets in the amount of $394,474 related to the Property in Medina, Ohio during 2000 because the tenant of the Property filed for bankruptcy and rejected its lease in 1998. The Partnership reinvested the proceeds from the sale of the Property in Redlands, California in a Property in Houston, Texas. The Partnership acquired this Property from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. The purchase price paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the Property. The transaction relating the sale of the Property and the reinvestment of the net sales proceeds was structured to qualify as a like-kind exchange transaction for federal income tax purposes. The Partnership used the proceeds from the sale of the other Properties to invest in additional joint venture Properties.

In June 2003, the Partnership sold its Property in Bartlesville, Oklahoma to a third party and received net sales proceeds of approximately $559,000 resulting in no gain or loss. The Partnership had recorded provisions for write-down of assets in previous years relating to this asset. In November 2003, the Partnership reinvested a portion of the proceeds in a Property in Dalton, Georgia with CNL Income Fund VI, Ltd., CNL Income Fund XI, Ltd. and CNL Income Fund XVI, Ltd. as tenants in common. Each of the CNL Income Funds is a Florida limited partnership and an affiliate of the General Partners. The Partnership and affiliates entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed $323,000 for a 17% interest in the Property.

In addition, in November 2003, the Partnership used a portion of the remaining net sales proceeds received from the sale of the Property in Greer, South Carolina and the Property in Redlands, California, the net sales proceeds received from the sale of the Property in Medina, Ohio and the Property in Stratford, New Jersey and the remaining net sales proceeds from the sale of the Property in Bartlesville, Oklahoma in a Property in Tucker, Georgia with CNL Income Fund X, Ltd., CNL Income Fund XIII, Ltd., and CNL Income Fund XIV, Ltd. as tenants in common. Each of the CNL Income Funds is a Florida limited partnership and an affiliate of the General Partners. The Partnership and affiliates entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed approximately $1,045,000 for a 68% interest in the Property.

During 2003, the Property in Lexington, Kentucky was destroyed by fire. The Property is covered by insurance held by the tenant. The General Partners anticipate that the insurance proceeds will exceed the net carrying value of the building.

None of the Properties owned by the Partnership, or the joint ventures or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners. The Partnership will not borrow under arrangements that would make the Limited Partners liable to creditors of the

Partnership. The General Partners further have represented that they will use their reasonable efforts to structure any borrowing so that it will not constitute “acquisition indebtedness” for federal income tax purposes and also will limit the Partnership’s outstanding indebtedness to 3% of the aggregate adjusted tax basis of its Properties. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $1,446,341 invested in cash and cash equivalents as compared to $2,317,004 at December 31, 2002. At December 31, 2003, these funds were held in demand deposit and money market accounts at commercial banks. The decrease in cash and cash equivalents was due to the fact that the Partnership reinvested the net sales proceeds received from the 2002 sales of the Properties in Medina, Ohio and Stratford, New Jersey in additional properties. As of December 31, 2003, the average interest rate earned on rental income held in demand deposit and money market accounts at commercial banks was less than one percent annually. The funds remaining at December 31, 2003, after payment of distributions and other liabilities, will be used to meet the Partnership’s working capital needs.

In December 2003, the Partnership entered into an agreement with a third party to sell its Property in Huntsville, Texas. In March 2004, the Partnership sold the Property and received net sales proceeds of approximately $1,294,800 resulting in a gain of approximately $344,000 which will be recognized in the first quarter of 2004. The General Partners intend to use the proceeds received from the sale to invest in additional Properties.

In March 2004, the Partnership entered into an agreement to provide temporary and partial rent relief to a tenant who is experiencing liquidity difficulties. The Partnership anticipates lowering rent over the next twelve months on the one lease the tenant has with the Partnership will provide the necessary relief to the tenant. Rental payment terms go back to the original terms starting with the thirteenth month. The deferred rent is due in equal monthly payments beginning January 2005 and continuing for 60 months thereafter. The General Partners do not believe that this temporary decline in cash flows will have a material adverse effect on the operating results of the Partnership.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners believe that the Partnership has sufficient working capital reserves at this time. In addition, because substantially all leases of the Partnership’s Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs. The General Partners have the right to cause the Partnership to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Partnership’s working capital needs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based primarily on current and anticipated future cash from operating activities, the Partnership declared distributions to the Limited Partners of $3,200,000 for each of the years ended December 31, 2003 and 2001 and $3,300,000 for the year ended December 31, 2002. This represents distributions of $0.80 for each of the years ended December 31, 2003 and 2001 and $0.83 for the year ended December 31, 2002. No distributions were made to the General Partners for the years ended December 31, 2003, 2002 and 2001. No amounts distributed to the Limited Partners for the years ended December 31, 2003, 2002 or 2001 are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

As of December 31, 2003 and 2002, the Partnership owed $16,989 and $20,605, respectively, to related parties for accounting and administrative services and management fees. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. Other liabilities, including distributions payable, decreased to $1,004,319 at December 31, 2003, from $1,072,291 at December 31, 2002 primarily as a result of a decrease in distributions payable. The decrease was partially offset by an increase in accounts payable and accrued expenses and rents paid in advance during 2003 as compared to 2002. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease at the inception of the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of year ended December 31, 2003 to year ended December 31, 2002

Rental revenues from continuing operations were $2,583,691 during the year ended December 31, 2003, as compared to $2,538,593 for the same period of 2002. Rental revenues from continuing operations increased during the year ended December 31, 2003 because the Partnership acquired a Property in Houston, Texas in June 2002.

The Partnership also earned $58,066 in contingent rental income for the year ended December 31, 2003 as compared to $39,211 for the same period of 2002. The increase in contingent rental income was primarily the result of increased gross sales reported by certain restaurant Properties, the leases of which require the payment of contingent rent.

During the year ended December 31, 2003, the Partnership earned $452,452 in net income earned by unconsolidated joint ventures as compared to $442,344 for the same period of 2002. The slight increase in net income earned by joint ventures was due to the fact that in November 2003, the Partnership invested in a Property in Dalton, Georgia with CNL Income Fund VI, Ltd., CNL Income Fund XI, Ltd., and CNL Income Fund XVI, Ltd. as tenants-in-common, and in a Property in Tucker, Georgia, with CNL Income Fund X, Ltd., CNL Income Fund XIII, Ltd. and CNL Income Fund XIV, Ltd. as tenants-in-common. Each of the CNL Income Funds is a Florida limited partnership and an affiliate of the General Partners.

During the year ended December 31, 2003, three lessees of the Partnership, Flagstar Enterprises, Inc., Checkers Drive-In Restaurants, Inc., and Golden Corral Corporation, each contributed more than 10% of the Partnership’s total rental revenues (including the Partnership’s share of total rental revenues from Properties owned by joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common). As of December 31, 2003, Flagstar Enterprises, Inc. was the lessee under leases relating to seven restaurants, Checkers Drive-In Restaurants, Inc. was the lessee under leases relating to 13 restaurants, and Golden Corral Corporation was lessee under leases relating to five restaurants. It is anticipated that, based on the minimum rental payments required by the leases, these three lessees each will continue to contribute more than 10% of the Partnership’s total rental revenues in 2004. In addition, during the year ended December 31, 2003, four Restaurant Chains, Hardee’s, Checkers Drive-In Restaurants, Long John Silver’s, and Golden Corral each accounted for more than 10% of the Partnership’s total rental revenues (including the Partnership’s share of total rental revenues from Properties owned by joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common). In 2004, it is anticipated that these four Restaurant Chains each will continue to account for more than 10% of the total rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

The Partnership also earned $5,735 attributable to interest and other income during the year ended December 31, 2003, as compared to $22,919 during the same period of 2002. Interest and other income were higher during 2002 primarily due to the Partnership holding the proceeds from the sale of a Property in an interest bearing bank account pending reinvestment in an additional Property until June 2002, when the Partnership reinvested the sales proceeds.

Operating expenses, including depreciation and amortization expense, were $668,133 during the year ended December 31, 2003, as compared to $676,652 during the same period of 2002. The decrease in operating expenses during 2003 was due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties. The decrease during 2003 was partially offset by an increase in depreciation expense as a result of the acquisition of the Property in Houston, Texas in June 2002.

During 2002, the Partnership identified and sold three Properties located in Redlands, California, Medina, Ohio and Stratford, New Jersey. The Partnership recognized a gain of approximately $306,200 on the sale of the Properties in Redlands, California and Stratford, New Jersey, and a loss of approximately $1,600 on the sale of the Property in Medina, Ohio. During 2003, the Partnership identified and sold its Property located in Bartlesville, Oklahoma and recorded no gain or loss on the sale. The Partnership had recorded provisions for write-down of assets in previous years relating to this Property. Also during 2003, the Partnership identified for sale its Properties in Columbia, South Carolina and Huntsville, Texas. These Properties are classified as discontinued operations in the accompanying financial statements. The Partnership recognized net rental income (rental revenues less Property related expenses and provision for write-down of assets) of $215,616 and $153,114 during the years ended December 31, 2003 and 2002, respectively, relating to these Properties.

The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $207,600 and $210,016 during the years ended December 31, 2003 and 2002, respectively, relating to three Properties that were identified for sale during the nine months ended September 30, 2004. The financial results for these Properties are reflected as discontinued operations in the accompanying financial statements.

In August 2004, CNL VII, XV Columbus Joint Venture, in which the Partnership owns a 31.25% interest and accounts for under the equity method, entered into an agreement with the tenant to sell its Property in Columbus, Georgia. The financial results for this Property are reflected as discontinued operations in the combined, condensed financial information for all of the Partnership’s investments in joint ventures and Properties held as tenants-in-common in the accompanying financial statements.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

Rental revenues from continuing operations were $2,538,593 during the year ended December 31, 2002, as compared to $2,460,616 for the same period of 2001. The increase in rental revenues from continuing operations during 2002, as compared to the same period of 2001, was partially due to the fact that in December 2001 the Partnership used a portion of the sales proceeds from the sale of the Partnership’s Property in Greer, South Carolina and the majority of the sales proceeds from the sale of the Partnership’s Property in Altadena, California to acquire a Property in Houston, Texas. In addition, rental revenues from continuing operations increased during 2002 because in June 2002 the Partnership used the majority of the proceeds from the sale of the Property in Redlands, California to acquire another Property in Houston, Texas. The increase in rental revenues from continuing operations during 2002 was partially offset by the fact that the Partnership sold three Properties during 2001.

The Partnership also earned $39,211 in contingent rental income for the year ended December 31, 2002 as compared to $23,529 for the same period of 2001. The increase in contingent rental income was the result of increased gross sales reported by certain restaurant Properties, the leases of which require the payment of contingent rent.

During the year ended December 31, 2002, the Partnership earned $442,344 in net income earned by unconsolidated joint ventures as compared to $435,249 for the same period of 2001. The increase in net income earned by joint ventures was due to the fact that during 2001, the Partnership invested in a Property in Blue Springs, Missouri with CNL Income Fund XIII, Ltd. as tenants-in-common, and in a joint venture arrangement, CNL VII, XV Columbus Joint Venture, with CNL Income Fund VII, Ltd. Each of the CNL Income Funds is a Florida limited partnership and an affiliate of the General Partners. The increase in net income earned by joint ventures during 2002, as compared to the previous year was partially offset by the fact that in May 2001, Wood-Ridge Real Estate Joint Venture, in which the Partnership owns a 50% interest, sold its Property in Paris, Texas in accordance with the purchase option under the lease agreement. During 2001, the joint venture distributed the net sales proceeds received from the sale as a return of capital to the Partnership and the other joint venture partner. During 2002, the Partnership reinvested these net sales proceeds in a joint venture arrangement, CNL VII, XV Columbus Joint Venture, with an affiliate of the General Partners as described above.

During the year ended December 31, 2002, the Partnership also earned $22,919 as compared to $79,313 for the same period of 2001 in interest and other income. Interest and other income were lower during 2002 due to a decrease in the average cash balance as a result of the reinvestment of sales proceeds received in 2001 and due to a decline in interest rates.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets, were $676,652 for the year ended December 31, 2002 as compared to $997,139 for the same period of 2001. Operating expenses were higher during 2001 as a result of the Partnership recording a provision for write-down of assets in the amount of $288,684 relating to the Property in Greer, South Carolina. The provision represented the difference between the carrying value of the Property and its estimated fair value. The Partnership sold this Property in 2001.

The decrease in operating expenses during 2002, as compared to the same period of 2001, was also attributable to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties and due to a decrease in state tax expense.

As a result of the sale of the Properties in Woodland Hills and Altadena, CA, the Partnership recognized a gain on sale of assets of approximately $419,000 during the year ended December 31, 2001. Because these Properties were identified for sale prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the results of operations relating to these Properties were included as Income from Continuing Operations in the accompanying financial statements.

During the year ended December 31, 2002, the Partnership identified and sold three Properties that were classified as discontinued operations in the accompanying financial statements. The Partnership recognized an aggregate net gain on disposal of discontinued operations of $304,600 relating to these Properties. The Partnership recognized net rental income (rental revenue less Property related expenses and provision for write-down of assets) of $153,114 and $7,620 during the years ended December 31, 2002 and 2001, respectively, relating to these Properties.

The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $210,016 and $212,259 during the years ended December 31, 2002 and 2001, respectively, relating to three Properties that were identified for sale during the nine months ended September 30, 2004. The financial results for these Properties are reflected as discontinued operations in the accompanying financial statements.

In August 2004, CNL VII, XV Columbus Joint Venture, in which the Partnership owns a 31.25% interest and accounts for under the equity method, entered into an agreement with the tenant to sell its Property in Columbus, Georgia. The financial results for this Property are reflected as discontinued operations in the combined, condensed financial information for all of the Partnership’s investments in joint ventures and Properties held as tenants-in-common in the accompanying financial statements.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are generally triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on results of operations of the Partnership. Continued inflation also may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The General Partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint ventures, which are currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund XV, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund XV, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 4 and Note 5 as to which the date is December 2, 2004

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$19,946,540	$20,515,325
Net investment in direct financing leases	3,401,635	3,499,168
Real estate held for sale	1,575,082	2,158,790
Investment in joint ventures	5,776,721	4,455,920
Cash and cash equivalents	1,446,341	2,317,004
Receivables, less allowance for doubtful accounts of $1,068 in 2002	310,398	37,849
Accrued rental income, less allowance for doubtful accounts of $27,005 in 2003 and 2002	1,815,999	1,700,570
Other assets	38,255	42,906

	$34,310,971	$34,727,532

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$15,983	$6,985
Real estate taxes payable	9,590	2,109
Distributions payable	800,000	900,000
Due to related parties	16,989	20,605
Rents paid in advance and deposits	178,746	163,197

Total liabilities	1,021,308	1,092,896
Partners’ capital	33,289,663	33,634,636

	$34,310,971	$34,727,532

See accompanying notes to financial statements.

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$2,302,086	$2,249,378	$2,141,856
Earned income from direct financing leases	281,605	289,215	318,760
Contingent rental income	58,066	39,211	23,529
Interest and other income	5,735	22,919	79,313

	2,647,492	2,600,723	2,563,458

Expenses:
General operating and administrative	265,356	280,594	304,976
Property related	15,562	25,676	44,893
Management fees to related parties	36,162	36,043	33,498
State and other taxes	51,744	41,960	55,122
Depreciation and amortization	299,309	292,379	269,966
Provision for write-down of assets	—	—	288,684

	668,133	676,652	997,139

Income before gain on sale of assets and equity in earnings of unconsolidated joint ventures	1,979,359	1,924,071	1,566,319
Gain on sale of assets	—	—	418,754
Equity in earnings of unconsolidated joint ventures	452,452	442,344	435,249

Income from continuing operations	2,431,811	2,366,415	2,420,322

Discontinued operations
Income from discontinued operations	423,216	363,130	219,879
Gain on disposal of discontinued operations	—	304,600	—

	423,216	667,730	219,879

Net income	$2,855,027	$3,034,145	$2,640,201

Income per limited partner unit
Continuing operations	$0.61	$0.59	$0.61
Discontinued operations	0.10	0.17	0.05

	$0.71	$0.76	$0.66

Weighted average number of limited partner units outstanding	4,000,000	4,000,000	4,000,000

See accompanying notes to financial statements.

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002 and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$1,000	$173,788	$40,000,000	$(20,365,947)	$19,441,449	$(4,790,000)	$34,460,290
Distributions to limited partners ($0.80 per limited partner unit)	—	—	—	(3,200,000)	—	—	(3,200,000)
Net income	—	—	—	—	2,640,201	—	2,640,201

Balance, December 31, 2001	1,000	173,788	40,000,000	(23,565,947)	22,081,650	(4,790,000)	33,900,491
Distributions to limited partners ($0.83 per limited partner unit)	—	—	—	(3,300,000)	—	—	(3,300,000)
Net income	—	—	—	—	3,034,145	—	3,034,145

Balance, December 31, 2002	1,000	173,788	40,000,000	(26,865,947)	25,115,795	(4,790,000)	33,634,636
Distributions to limited partners ($0.80 per limited partner unit)	—	—	—	(3,200,000)	—	—	(3,200,000)
Net income	—	—	—	—	2,855,027	—	2,855,027

Balance, December 31, 2003	$1,000	$173,788	$40,000,000	$(30,065,947)	$27,970,822	$(4,790,000)	$33,289,663

See accompanying notes to financial statements.

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net income	$2,855,027	$3,034,145	$2,640,201

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	331,348	328,034	327,426
Amortization of net investment in direct financing leases	113,613	106,674	87,580
Amortization	2,952	2,961	3,170
Equity in earnings of unconsolidated joint ventures, net of distributions	46,098	133,074	87,495
Gains on sale of assets	—	(304,600)	(418,754)
Provision for write-down of assets	—	138,222	512,523
Decrease (increase) in receivables	(19,921)	(15,835)	57,276
Decrease in due from related parties	—	14,982	18,856
Decrease (increase) in other assets	2,528	(11,580)	9,750
Increase in accrued rental income	(121,982)	(131,491)	(136,975)
Increase (decrease) in accounts payable and accrued expenses and real estate taxes payable	16,479	(26,504)	(31,919)
Decrease in due to related parties	(3,616)	(365)	(254)
Increase (decrease) in rents paid in advance and deposits	15,549	94,944	(14,533)
Decrease in deferred rental income	—	(6,896)	(44,614)

Total adjustments	383,048	321,620	457,027

Net cash provided by operating activities	3,238,075	3,355,765	3,097,228

Cash Flows from Investing Activities:
Proceeds from sale of real estate properties	558,990	2,046,888	2,423,978
Additions to real estate properties with operating leases	—	(1,215,441)	(1,445,207)
Redemption of certificate of deposit	—	—	100,000
Investment in joint ventures	(1,367,728)	(34,876)	(1,735,778)
Return of capital from joint venture	—	—	400,000
Collections on mortgage note receivable	—	—	467,000

Net cash provided by (used in) investing activities	(808,738)	796,571	209,993

Cash Flows from Financing Activities:
Distributions to limited partners	(3,300,000)	(3,200,000)	(3,200,000)

Net cash used in financing activities	(3,300,000)	(3,200,000)	(3,200,000)

Net increase (decrease) in cash and cash equivalents	(870,663)	952,336	107,221
Cash and cash equivalents at beginning of year	2,317,004	1,364,668	1,257,447

Cash and cash equivalents at end of year	$1,446,341	$2,317,004	$1,364,668

See accompanying notes to financial statements.

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

STATEMENT OF CASH FLOWS – CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Investing and Financing Activities:
Insurance proceeds receivable	$252,628	$—	$—

Distributions declared and unpaid at December 31	$800,000	$900,000	$800,000

See accompanying notes to financial statements.

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002 and 2001

1.	Significant Accounting Policies

Organization and Nature of Business – CNL Income Fund XV, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting – The Partnership records the acquisitions of real estate properties at cost, including closing costs. Real estate properties are leased to third parties generally on a triple-net basis, whereby the tenant is responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002, and 2001, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $339,500, $361,000, and $342,500, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or direct financing methods.

Operating method – Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method – Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodical rate of return on the Partnership’s net investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while a majority of the land portion of these leases are operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date. In contrast, deferred rental income represents the aggregate amount of scheduled rental payments to date (including rental payments due during construction and prior to the property being placed in service) in excess of income recognized on a straight-line basis over the lease term commencing on the date the property is placed in service.

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Substantially all leases are for 15 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to five successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to their estimated fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is made to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures – The Partnership accounts for its interests in Wood-Ridge Real Estate Joint Venture, TGIF Pittsburgh Joint Venture, CNL VII, XV Columbus Joint Venture, and properties in Clinton, North Carolina, Fort Myers, Florida, Blue Springs, Missouri, and Dalton and Tucker, Georgia held as tenants-in-common with affiliates, using the equity method since the joint venture agreement requires the consent of all partners on all key decisions affecting the operations of the underlying property.

Cash and Cash Equivalents – The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Lease Costs – Other assets include lease incentive costs and brokerage and legal fees associated with negotiating leases and are amortized over the term of the new lease using the straight-line method.

Income Taxes – Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property. Additionally, for tax purposes, syndication costs are included in partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance – Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification – Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation, including a change in presentation of the statement of cash flows from the direct to the indirect method. These reclassifications had no effect on total partners’ capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 – Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 – In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The general partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint ventures, which are currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$13,248,122	$13,248,122
Buildings	8,792,461	9,095,885

	22,040,583	22,344,007
Less accumulated depreciation	(2,094,043)	(1,828,682)

	$19,946,540	$20,515,325

In December 2003, the property in Lexington, Kentucky was destroyed by fire. The property is covered by insurance held by the tenant. The expected insurance proceeds of approximately $252,600 were included in receivables at December 31, 2003.

In June 2002, the Partnership reinvested the majority of the proceeds from the sale of the property in Redlands, California (see Note 5) in a property in Houston, Texas. The Partnership acquired this property from CNL Funding 2001-A, LP, an affiliate of the general partners.

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$2,482,633
2005	2,609,497
2006	2,613,379
2007	2,648,296
2008	2,666,078
Thereafter	15,092,610

Total	$28,112,493

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$5,012,714	$5,493,541
Estimated residual values	1,232,928	1,232,928
Less unearned income	(2,844,007)	(3,227,301)

Net investment in direct financing leases	$3,401,635	$3,499,168

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases – Continued

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2003:

2004	556,128
2005	556,128
2006	556,128
2007	568,122
2008	574,120
Thereafter	2,982,541

Total	$5,793,167

4.	Investment in Joint Ventures

The Partnership has a 50%, a 23.62%, a 16%, a 15% and a 59% interest in the profits and losses of Wood-Ridge Real Estate Joint Venture, TGIF Pittsburgh Joint Venture, a property in Clinton, North Carolina, a property in Fort Myers, Florida and a property in Blue Springs, Missouri held as tenants-in-common with affiliates of the general partners. The remaining interests in these joint ventures are held by affiliates of the Partnership, which have the same general partners.

In August 2001, the Partnership used a portion of the amounts received as a return of capital from the 2001 sale of the property in Paris, Texas, to enter into a joint venture arrangement, CNL VII, XV Columbus Joint Venture, with CNL Income Fund VII, Ltd., an affiliate of the general partners, to construct one restaurant property in Columbus, Georgia. As of December 31, 2001, the Partnership had contributed approximately $466,120 to purchase land and pay for its share of construction costs relating to the joint venture. During 2002, the Partnership contributed $34,876 to complete the construction. The Partnership owns a 31.25% interest in the profits and losses of the joint venture.

In November 2003, the Partnership and CNL Income Fund X, Ltd., CNL Income Fund XIII, Ltd., and CNL Income Fund XIV, Ltd., as tenants-in-common, invested in a property in Tucker, Georgia. Each of the CNL Income Funds is an affiliate of the general partners. The Partnership and affiliates entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed approximately $1,044,700 for a 68% interest in the property.

In addition, in November 2003, the Partnership and CNL Income Fund VI, Ltd., CNL Income Fund XI, Ltd., and CNL Income Fund XVI, Ltd., as tenants-in-common, invested in a property in Dalton, Georgia. Each of the CNL Income Funds is an affiliate of the general partners. The Partnership and affiliates entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed $323,000 for a 17% interest in the property.

Wood-Ridge Real Estate Joint Venture owns five properties, TGIF Pittsburgh Joint Venture and CNL VII, XV Columbus Joint Venture, each own one property. The Partnership and affiliates, as tenants-in-common in five separate tenancy-in-common arrangements, each own one property.

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures – Continued

In August 2004, CNL VII, XV Columbus Joint Venture, in which the Partnership owns a 31.25% interest, entered into an agreement with the tenant to sell its property in Columbus, Georgia. The financial results for this property are reflected as discontinued operations in the combined, condensed financial information presented below.

The following presents the combined, condensed financial information for all of the Partnership’s investments in joint ventures and properties held as tenants-in-common at December 31:

	2003	2002
Real estate properties with operating leases, net	$13,922,001	$10,724,926
Net investment in direct financing leases	764,271	779,576
Cash	103,799	47,507
Receivables	18,000	20,708
Accrued rental income	553,323	450,591
Other assets	10,700	12,990
Liabilities	66,613	70,077
Partners’ capital	15,305,481	11,966,221

	Year Ended December 31,
	2003	2002	2001
Continuing Operations:
Revenues	$1,276,359	$1,240,516	$1,220,303
Lease termination income	—	—	200,000
Expenses	(207,942)	(192,425)	(200,585)
Loss on sale of assets	—	—	(84,473)

Income from continuing operations	1,068,417	1,048,091	1,135,245
Discontinued Operations:
Revenues	207,258	207,405	7,326
Expenses	(40,519)	(40,913)	(3,742)

	166,739	166,492	3,584
Net income	$1,235,156	$1,214,583	$1,138,829

The Partnership recognized income of $452,452, $442,344 and $435,249 during the years ended December 31, 2003, 2002 and 2001, respectively, from these joint ventures and tenancy in common arrangements.

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Discontinued Operations

During 2002, the Partnership identified and sold three properties to third parties and received aggregate net sales proceeds of approximately $2,046,900 resulting in a net gain on disposal of discontinued operations of approximately $304,600. During 2003, the Partnership identified three additional properties for sale. As a result, the properties were reclassified from real estate properties with operating leases to real estate held for sale. The reclassified assets were recorded at the lower of their carrying amounts or fair value, less cost to sell. In June 2003, the Partnership sold one of these properties, in Bartlesville, Oklahoma, to the tenant and received net sales proceeds of approximately $559,000. Because the Partnership had recorded provisions for write-down of assets relating to this property in previous years, no gain or loss was recorded during 2003 relating to the sale of this property. The financial results relating to these properties are reflected as discontinued operations in the accompanying financial statements.

During 2004, the Partnership identified for sale its properties in Pawleys Island, South Carolina and Cookeville and Piney Flats, Tennessee. The financial results for these properties are reflected as discontinued operations in the accompanying financial statements.

The operating results of the discontinued operations for these properties are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$462,489	$558,009	$573,628
Expenses	(39,273)	(56,657)	(129,910)
Provision for write-down of assets	—	(138,222)	(223,839)

Income from discontinued operations	$423,216	$363,130	$219,879

6.	Allocations and Distributions

From inception through December 31, 1999, generally, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the general partners. From inception through December 31, 1999, generally, distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, 8%, cumulative, noncompounded annual return on their invested capital contributions (the “Limited Partners’ 8% Return”).

From inception through December 31, 1999, generally, net sales proceeds from the sales of properties not in liquidation of the Partnership to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their Limited Partners’ 8% Return, plus the return of their adjusted capital contributions.

The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions – Continued

proceeds were distributed 95% to the limited partners and 5% to the general partners. Any gain from a sale of a property not in liquidation of the Partnership, was in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts, and thereafter, 95% to the limited partners and 5% to the general partners.

Generally, net sales proceeds from a sale of properties, in liquidation of the Partnership will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligation of the Partnership, (iii), third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to the partners with positive capital account balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and 5% to the general partners.

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

The Partnership declared distributions to the limited partners of $3,200,000, during each of the years ended December 31, 2003 and 2001. During the year ended December 31, 2002, the Partnership declared distributions to the limited partners of $3,300,000. No distributions have been made to the general partners to date.

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$2,855,027	$3,034,145	$2,640,201
Effect of timing differences relating to depreciation	(27,597)	(41,215)	(52,017)
Direct financing leases recorded as operating leases for tax reporting purposes	113,613	106,674	87,580
Provision for write-down of assets	—	138,222	512,523
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	334	(7,242)	31,391
Accrued rental income	(118,311)	(134,712)	(177,910)
Rents paid in advance	11,877	95,015	(14,461)
Effect of timing differences relating to allowance for doubtful accounts	(1,068)	(190,534)	153,720
Effect of timing differences relating to gains/losses on sale on real estate properties	(275,718)	(563,927)	(601,834)
Other	(384)	837	1,046

Net income for federal income tax purposes	$2,557,773	$2,437,263	$2,580,239

8.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”) The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership agreed to pay the Advisor a management fee of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions – Continued

revenues from joint ventures. Any portion of the management fee not paid is deferred without interest. The Partnership incurred management fees of $36,162, $36,043, and $33,498, for the years ended December 31, 2003, 2002, and 2001, respectively.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties, based on the lesser of one-half of a competitive real estate commission or 3% of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to receipt by the limited partners of their aggregate Limited Partners’ 8% Return plus their invested capital contributions. No deferred, subordinated real estate disposition fees have been incurred since inception.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s advisor and its affiliates of the general partners provided accounting and administrative services to the Partnership. The Partnership incurred $164,192, $204,164, and $233,022, for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

The amount due to related parties at December 31, 2003 and 2002, totaled $16,989 and $20,605, respectively.

9.	Concentration of Credit Risk

The following schedule presents total rental revenues from individual lessees, each representing more than 10% of the Partnership’s total rental revenues (including the Partnership’s share of total rental revenues from joint ventures and the properties held as tenants-in-common with affiliates of the general partners) for each of the years ended December 31:

	2003	2002	2001
Checkers Drive-In Restaurants, Inc.	$688,761	$715,508	$717,759
Golden Corral Corporation	686,973	679,064	637,725
Flagstar Enterprises, Inc.	523,779	529,394	533,063

In addition, the following schedule presents total rental revenues from individual restaurant chains, each representing more than 10% of the Partnership’s total rental revenues (including the Partnership’s share of total rental revenues from joint ventures and the properties held as tenants-in-common with affiliates of the general partners) for each of the years ended December 31:

	2003	2002	2001
Checkers Drive-In Restaurants	$688,761	$715,508	$717,759
Golden Corral Buffet and Grill	686,973	679,064	637,725
Hardee’s	523,779	529,394	533,063
Long John Silver’s	393,086	407,523	396,422

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Concentration of Credit Risk – Continued

Although the Partnership’s properties have some geographic diversity in the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any lessee or restaurant chain contributing more than 10% of the Partnership’s revenues will significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002:

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$648,747	$648,910	$645,987	$703,848	$2,647,492
Equity in earnings of unconsolidated joint ventures	109,281	109,524	108,634	125,013	452,452
Income from continuing operations	550,484	610,606	604,456	666,265	2,431,811
Discontinued Operations (1):
Revenues	130,564	128,423	102,200	101,302	462,489
Income from discontinued operations	117,490	119,280	93,107	93,339	423,216
Net Income	667,974	729,886	697,563	759,604	2,855,027
Income per limited partner unit:
Continuing operations	$0.14	$0.15	$0.15	$0.17	$0.61
Discontinued operations	0.03	0.03	0.02	0.02	0.10

Total	$0.17	$0.18	$0.17	$0.19	$0.71

CNL INCOME FUND XV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10. Selected Quarterly Financial Data – Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$630,609	$635,099	$669,995	$665,020	$2,600,723
Equity in earnings of unconsolidated joint ventures	109,916	111,892	109,591	110,945	442,344
Income from continuing operations	539,112	584,873	625,511	616,919	2,366,415
Discontinued Operations (1):
Revenues	151,483	119,405	150,916	136,205	558,009
Income from and gain on disposal of discontinued operations	437,004	91,721	136,592	2,413	667,730
Net Income	976,116	676,594	762,103	619,332	3,034,145
Income per limited partner unit:
Continuing operations	$0.13	$0.15	$0.16	$0.15	$0.59
Discontinued operations	0.11	0.02	0.03	0.01	0.17

Total	$0.24	$0.17	$0.19	$0.16	$0.76

(1)	Certain items in the quarterly financial data have been reclassified to conform to 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

11.	Subsequent Event

In March 2004, the Partnership sold the property in Huntsville, Texas for $1,350,000 and received net sales proceeds of approximately $1,294,800 resulting in a gain of approximately $344,000, which will be recognized in the first quarter of 2004.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND XV, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer